EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Renovaro Biosciences, Inc.

Los Angeles, CA

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2023 Stock Incentive Plan of Renovaro Biosciences, Inc. of our report dated October 1, 2023, with respect to the consolidated financial statements of Renovaro Biosciences, Inc. for the years ended June 30, 2023 and 2022, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

October 20, 2023